                              AMENDED AND RESTATED

                            CERTIFICATE OF FORMATION

                                       OF

                             CABLETEL (DELAWARE) LLC

     Pursuant to Section 18-208 of the Limited Liability Company Act of Delaware, James E. Dovey hereby certifies on behalf of CableTel (Delaware) LLC, a Delaware Limited Liability Company (the "Company") the following:

     The original name of the Company was CableTel (Delaware) LLC and the date of filing the original Certificate of Formation of CableTel (Delaware) LLC was January 8, 1998.

     The Certificate of Formation of the Company is amended and restated to read as follows:

     1.   The name of the Company is CableTel Europe LLC.

     2. The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   Management of the Company shall be vested in managers.

     This Amended and Restated Certificate of Formation of CableTel (Delaware) LLC is duly executed in accordance with ss.18-208 of the Limited Liability Act of Delaware this 16th day of May, 1998


                                         /s/ James E. Dovey
                                       ------------------------
                                       James E. Dovey

                                  AMENDMENT TO

                THE AMENDED AND RESTATED CERTIFICATE OF FORMATION

                                       OF

                               CABLETEL EUROPE LLC



     Pursuant to Section 18-202 of the Limited Liability Company Act of Delaware, James E. Dovey hereby certifies on behalf of CableTel Europe LLC a Delaware Limited Liability Company (the "Company") the following:

     Article First of the Amended and Restated Certificate of Formation of the Company filed May 18, 1998 is amended to read in its entirety as follows:

     First. The name of the Company is CompleTel LLC.

     This Amendment to the Amended and Restated Certificate of Formation of CableTel Europe LLC is duly executed this 28th day of August, 1998



                                         /s/ James E. Dovey
                                       ---------------------------------------
                                       James E. Dovey, Chief Executive Officer